Exhibit 15.2

April 24, 2024

Ucommune International Ltd

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

We hereby consent to the reference of our name under the heading “Item 3. Key Information—Our Operations in China and Permissions Required from the PRC Authorities for Our Operations,” “Item 3. Key Information—D. Risk Factors” and “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with the VIEs and Their Respective Shareholders” in Ucommune International Ltd’s Annual Report on Form 20-F for the year ended December 31, 2023 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2024. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng